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                                                                    Exhibit 99.4


                    CHASE MANHATTAN AUTO OWNER TRUST 1998-A
                          ANNUAL ISSUER'S CERTIFICATE
                                       of
                           COMPLIANCE WITH INDENTURE

         The undersigned certifies that she is an Authorized Officer of Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee for Chase Manhattan Auto Owner Trust 1998-A and that she is duly authorized to execute and deliver this certificate on behalf of the Issuer in connection with Section 3.9 of the Indenture between the Issuer and Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, dated as of February 1, 1998 (the "Indenture"). All capitalized terms used herein without definition shall have the respective meanings specified in the Indenture.

         The undersigned further certifies that a review of the activities of the Issuer for the preceding calendar year has been made under her supervision and, to the best of her knowledge, based on such review, the Issuer has complied with all conditions and convenants in all material respects under the Indenture throughout the preceding calendar year.

         IN WITNESS WHEREOF, I have affixed hereto my signature as of this 25th day of March, 2002.

                              CHASE MANHATTAN AUTO OWNER TRUST 1998-A
                              BY: WILMINGTON TRUST COMPANY, not in its
                              individual capacity, but solely as Owner Trustee


                              /s/ Denise Geran
                              ---------------------------------------
                              Name:  Denise Geran
                              Title: Senior Financial Services Officer

         Chase Manhattan Bank USA, National Association, as Servicer, hereby requests that Wilmington Trust Company, as Owner Trustee, execute the above Issuer's Certificate and deliver it to Wells Fargo Bank Minnesota, National Association, as Indenture Trustee.


                              CHASE MANHATTAN BANK USA,
                              NATIONAL ASSOCIATION, as Servicer

                              /s/ Richard J. Naeder
                              ---------------------------------------
                              Richard J. Naeder
                              Authorized Signatory